Douglas Emmett

# Earnings Results & Operating Information

## Fourth Quarter 2015

Executive Summary

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal markets of Southern California and Hawaii, with a total portfolio that includes 15.5 million square feet of Class A office properties and 3,336 apartment units.

•
Office Fundamentals: In our core Los Angeles office submarkets (which consist of the Westside and Sherman Oaks/Encino), rents continue to rise by an average of more than 10% per year. As a result, starting cash rents in office leases that we signed during the fourth quarter were 12.8% higher than the expiring rent from the prior leases covering the same space, while straight line rents were up 28.6%. We leased 634,096 square feet during the fourth quarter, and increased the leased rate for our total office portfolio to 92.9% and our occupancy rate to 91.2%.

•	Multifamily Fundamentals: Our multifamily portfolio was fully leased, with average asking rents 3.5% higher than in the fourth quarter of 2014.

•
Financial Results: Compared to the prior year quarter, (i) our Funds From Operations (FFO) increased by 6.5% to $72.5 million; (ii) our Adjusted Funds From Operations (AFFO) increased by 10.2% to $59.1 million; (iii) our GAAP net income attributable to common stockholders increased by 30.1% to $14.2 million; and (iv) our same property cash NOI increased by 4.9% to $96.2 million.

•
Acquisitions: We have agreed to acquire a portfolio in Westwood consisting of four office buildings, totaling just over 1.7 million square feet, for $1.34 billion ($779 per square foot). As has been our plan, these assets will be purchased by an institutional joint venture that we will manage. We expect the acquisition to close in the first quarter of 2016. See page 21.

•
Debt: Our net consolidated debt to enterprise value was 39% at December 31, 2015. We have now effectively completed the refinancing of our short term maturities, with only 1% of our term debt maturing in 2016 and 2017. Our recent financing activity included:

◦
On October 13, 2015, we closed a seven year, $400 million loan with interest effectively fixed at 2.64% per annum until November 2020. This non-recourse, interest only loan is secured by seven office properties.

◦
On December 10, 2015, we closed a $115 million loan with interest effectively fixed at 2.76% per annum until December 2020. This non-recourse, interest only loan is secured by four multifamily properties and, including our five year extension option, effectively matures in December 2025.

◦
We have also extended the maturity of a $20 million loan to December 2016, and partially paid down and extended the maturity of a $15.7 million loan to our consolidated joint venture until March 2017. Each of these loans is interest only and secured by a single office property.

•
Dividends: We increased our quarterly cash dividend paid on January 15, 2016 to $0.22 per common share, or $0.88 per common share on an annualized basis. Our strong 61.7% AFFO payout ratio leaves us with ample liquidity as well as room for additional dividend growth.

•	Guidance: We are providing 2016 full year guidance of $1.70 to $1.78 per diluted share for FFO and $1.33 to $1.41 per diluted share for AFFO. See page 24.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Fourth Quarter 2015 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of December 31, 2015

Office Portfolio

	Consolidated	Total Portfolio(1)
Properties	54	62
Rentable square feet (in thousands)	13,692	15,516
Leased rate	92.6%	92.9%
Occupancy rate	91.0%	91.2%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,336
Leased rate		99.0%

Market Capitalization (in thousands, except price per share)

Closing price per share of common stock (NYSE:DEI)	$31.18
Shares of common stock outstanding	146,919
Fully diluted shares outstanding	178,995
Equity capitalization(2)	$5,581,065
Net debt(3)	$3,532,365
Total enterprise value	$9,113,430
Net debt/total enterprise value	39%

_______________________________________________

(1)
Our total portfolio includes eight office properties in two unconsolidated institutional real estate funds which we manage and of which we own a weighted average of approximately 60% at December 31, 2015 based on square footage.

(2)	Equity capitalization represents our fully diluted shares multiplied by the closing price of our common stock on December 31, 2015.

(3)	Net debt represents our consolidated debt before deducting non-cash deferred loan fees, and is net of our cash and cash equivalents. Net debt excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of December 31, 2015

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Company Overview

Board of Directors and Executive Officers
as of December 31, 2015

OUR BOARD OF DIRECTORS
___________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC
Virginia A. McFerran	Founder and owner of M Consulting; former Chief Information Officer of the UCLA Health system

OUR EXECUTIVE OFFICERS
____________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(Unaudited; in thousands)

	December 31, 2015	December 31, 2014
Assets
Investment in real estate:
Land	$906,601	$882,449
Buildings and improvements	5,687,145	5,585,360
Tenant improvements and lease intangibles	703,683	666,672
Property under development	26,900	23,122
Investment in real estate, gross	7,324,329	7,157,603
Less: accumulated depreciation and amortization	(1,703,375)	(1,531,157)
Investment in real estate, net	5,620,954	5,626,446

Cash and cash equivalents	101,798	18,823
Tenant receivables, net	1,907	2,143
Deferred rent receivables, net	79,837	74,997
Acquired lease intangible assets, net	4,484	3,527
Interest rate contract assets	4,830	—
Investment in unconsolidated real estate funds	164,631	171,390
Other assets	87,720	41,647
Total assets	$6,066,161	$5,938,973

Liabilities
Secured notes payable and revolving credit facility, net	$3,611,276	$3,419,667
Interest payable, accounts payable and deferred revenue	57,417	54,364
Security deposits	38,683	37,450
Acquired lease intangible liabilities, net	28,605	45,959
Interest rate contract liabilities	16,310	37,386
Dividends payable	32,322	30,423
Total liabilities	3,784,613	3,625,249

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,469	1,449
Additional paid-in capital	2,706,753	2,678,798
Accumulated other comprehensive loss	(9,285)	(30,089)
Accumulated deficit	(772,726)	(706,700)
Total Douglas Emmett, Inc. stockholders' equity	1,926,211	1,943,458
Noncontrolling interests	355,337	370,266
Total equity	2,281,548	2,313,724
Total liabilities and equity	$6,066,161	$5,938,973

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Revenues:
Office rental:
Rental revenues	$104,553	$100,182	$412,448	$396,524
Tenant recoveries	10,452	10,741	43,139	44,461
Parking and other income	21,498	19,886	85,388	78,420
Total office revenues	136,503	130,809	540,975	519,405

Multifamily rental:
Rental revenues	22,155	18,842	87,907	74,289
Parking and other income	1,773	1,436	6,892	5,828
Total multifamily revenues	23,928	20,278	94,799	80,117

Total revenues	160,431	151,087	635,774	599,522

Operating Expenses:
Office expenses	46,620	45,516	186,556	181,160
Multifamily expenses	5,921	5,174	23,862	20,664
General and administrative	8,795	7,151	30,496	27,332
Depreciation and amortization	52,024	51,263	205,333	202,512
Total operating expenses	113,360	109,104	446,247	431,668

Operating income	47,071	41,983	189,527	167,854

Other income	2,125	5,033	15,228	17,675
Other expenses	(1,674)	(1,981)	(6,470)	(7,095)
Income, including depreciation, from unconsolidated funds	4,146	988	7,694	3,713
Interest expense	(33,932)	(32,619)	(135,453)	(128,507)
Acquisition-related expenses	(1,130)	(606)	(1,771)	(786)
Net income	16,606	12,798	68,755	52,854
Less: Net income attributable to noncontrolling interests	(2,439)	(1,905)	(10,371)	(8,233)
Net income attributable to common stockholders	$14,167	$10,893	$58,384	$44,621

Net income per common share – basic	$0.096	$0.075	$0.398	$0.309
Net income per common share – diluted	$0.093	$0.073	$0.386	$0.300

Weighted average shares of common stock outstanding - basic	146,780	144,823	146,089	144,013
Weighted average shares of common stock outstanding - diluted	151,531	148,943	150,604	148,121

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated
Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Funds From Operations (FFO)
Net income attributable to common stockholders	$14,167	$10,893	$58,384	$44,621
Depreciation and amortization of real estate assets	52,024	51,263	205,333	202,512
Net income attributable to noncontrolling interests	2,439	1,905	10,371	8,233
Adjustments attributable to consolidated joint venture and unconsolidated funds(2)	3,897	4,008	15,822	15,670
FFO	$72,527	$68,069	$289,910	$271,036

Adjusted Funds From Operations (AFFO)
FFO	$72,527	$68,069	$289,910	$271,036
Straight-line rent	(373)	(1,958)	(4,840)	(5,335)
Net accretion of acquired above and below market leases(3)	(3,294)	(5,578)	(19,100)	(16,084)
Loan costs	1,649	1,070	7,181	4,147
Recurring capital expenditures, tenant improvements and leasing commissions	(15,755)	(14,436)	(54,334)	(53,224)
Non-cash compensation expense	4,942	6,780	15,234	13,722
Adjustments attributable to consolidated joint venture and unconsolidated funds(2)	(578)	(324)	(3,189)	(729)
AFFO	$59,118	$53,623	$230,862	$213,533

Weighted average share equivalents outstanding- fully diluted	178,229	176,436	177,778	176,221
FFO per share- fully diluted	$0.41	$0.39	$1.63	$1.54
AFFO per share- fully diluted	$0.33	$0.30	$1.30	$1.21
Dividends declared per share	$0.22	$0.21	$0.85	$0.81
AFFO payout ratio(4)	61.7%	64.3%	63.2%	64.5%
____________________________________________________

(1)	Reflects our consolidated FFO and AFFO attributable to the common stockholders and noncontrolling interests.

(2)
Adjusts for (i) the portion of each other listed adjustment item that is attributed to the noncontrolling interest in our consolidated joint venture and (ii) the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

(3)
Other Income included accretion of an above-market ground lease related to the acquisition of the land under one of our office buildings of $6.6 million during the first quarter of 2015, and $2.2 million during the fourth quarter of 2014. We do not expect comparable amounts in future quarters.

(4)	Based on dividends paid within the respective quarter (i.e. declared in the previous quarter).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Same Property Statistics & Net Operating Income
(Unaudited; in thousands, except statistics)

	As of December 31,
	2015	2014
Office Statistics
Number of properties	50	50
Rentable square feet (in thousands)	12,791	12,781
Ending % leased	92.3%	92.0%
Ending % occupied	90.6%	90.1%
Quarterly average % occupied	90.5%	89.8%

Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased(1)	98.9%	99.4%

	Three Months Ended December 31,		% Favorable
	2015	2014	(Unfavorable)
GAAP Basis Net Operating Income (NOI)
Office revenues	$127,185	$124,862	1.9%
Office expenses	(43,511)	(43,214)	(0.7)%
Office NOI	83,674	81,648	2.5%

Multifamily revenues	20,959	20,222	3.6%
Multifamily expenses	(5,052)	(5,158)	2.1%
Multifamily NOI	15,907	15,064	5.6%

	$99,581	$96,712	3.0%

Cash Basis Net Operating Income (NOI)
Office revenues	$124,658	$120,704	3.3%
Office expenses	(43,524)	(43,227)	(0.7)%
Office NOI	81,134	77,477	4.7%

Multifamily revenues	20,123	19,384	3.8%
Multifamily expenses	(5,052)	(5,158)	2.1%
Multifamily NOI	15,071	14,226	5.9%

	$96,205	$91,703	4.9%

____________________________________________________

(1)	In calculating the percentage of units leased, units temporarily unoccupied as a result of fire or similar damage (4 units in 2014) were removed from the numerator and denominator.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to GAAP Net Income
(Unaudited and in thousands)

	Three Months Ended December 31,
	2015	2014

Same property office revenues - cash basis	$124,658	$120,704
GAAP adjustments per definition of NOI - cash basis	2,527	4,158
Same property office revenues - GAAP basis	127,185	124,862

Same property office expenses - cash basis	(43,524)	(43,227)
GAAP adjustments per definition of NOI - cash basis	13	13
Same property office expenses - GAAP basis	(43,511)	(43,214)

Office NOI - GAAP basis	83,674	81,648

Same property multifamily revenues - cash basis	20,123	19,384
GAAP adjustments per definition of NOI - cash basis	836	838
Same property multifamily revenues - GAAP basis	20,959	20,222

Same property multifamily expenses - cash basis	(5,052)	(5,158)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,052)	(5,158)

Multifamily NOI - GAAP basis	15,907	15,064

Same property NOI - GAAP basis	99,581	96,712
Non-comparable office revenues	9,318	5,947
Non-comparable office expenses	(3,109)	(2,302)
Non-comparable multifamily revenues	2,969	56
Non-comparable multifamily expenses	(869)	(16)
NOI - GAAP basis	107,890	100,397
General and administrative	(8,795)	(7,151)
Depreciation and amortization	(52,024)	(51,263)
Operating income	47,071	41,983
Other income	2,125	5,033
Other expenses	(1,674)	(1,981)
Income, including depreciation, from unconsolidated real estate funds	4,146	988
Interest expense	(33,932)	(32,619)
Acquisition-related expenses	(1,130)	(606)
Net income	16,606	12,798
Less: Net income attributable to noncontrolling interests	(2,439)	(1,905)
Net income attributable to common stockholders	$14,167	$10,893

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Unconsolidated Real Estate Funds Operating Results(1)
(Unaudited and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Summary Income Statement(2)
Office revenues	$17,202	$16,958	$69,702	$66,234
Office expenses	(2,715)	(6,902)	(24,377)	(27,221)
NOI	14,487	10,056	45,325	39,013
General and administrative	(121)	(101)	(353)	(262)
Depreciation and amortization	(6,572)	(6,845)	(27,106)	(27,014)
Operating income	7,794	3,110	17,866	11,737
Other income	—	—	—	114
Interest expense	(2,902)	(2,916)	(11,543)	(11,597)
Net income	$4,892	$194	$6,323	$254

Funds From Operations (FFO)(2)
Net income	$4,892	$194	$6,323	$254
Add back: depreciation and amortization	6,572	6,845	27,106	27,014
FFO	$11,464	$7,039	$33,429	$27,268

Our share of our Funds FFO
Our share of the Funds net income	$3,294	$177	$4,375	$476
Add back: our share of our Funds depreciation and amortization	3,916	3,987	15,919	15,697
Equity allocation and basis difference	852	811	3,319	3,237
Our share of FFO	$8,062	$4,975	$23,613	$19,410
__________________________________________________

(1)
We own and manage significant equity interests in two unconsolidated institutional real estate funds, which own a combined eight Class A office properties, totaling 1.8 million square feet, in our submarkets.  Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of approximately 60% as of December 31, 2015 based on square footage), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of the amounts related to the Funds on a combined basis.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Debt (As of December 31, 2015, unaudited and in thousands)

Description	Maturity Date(2)		Principal Balance	Effective Rate (3)	Swap Maturity Date

Term Debt(1)	3/1/2016	(4)	$15,740	3.72%	4/1/2016
	12/24/2016		20,000	3.57%	4/1/2016
	4/2/2018		256,140	4.12%	4/1/2016
	8/1/2018		530,000	3.74%	8/1/2016
	8/5/2018	(5)	355,000	4.14%	--
	2/1/2019	(6)	152,733	4.00%	--
	6/5/2019	(7)	285,000	3.85%	--
	10/1/2019		145,000	3.37%	4/1/2016
	3/1/2020	(8)	349,070	4.46%	--
	11/2/2020		388,080	3.65%	11/1/2017
	4/15/2022		340,000	2.77%	4/1/2020
	7/27/2022		180,000	3.06%	7/1/2020
	11/2/2022		400,000	2.64%	11/1/2020
	4/1/2025		102,400	2.84%	3/1/2020
	12/10/2025		115,000	2.76%	12/1/2020
Total Term Debt			$3,634,163
Revolving credit facility(9)	8/21/2020		—	LIBOR + 1.40%	--
Total Debt			$3,634,163
Deferred loan fees, net			(22,887)
Total Debt, net			$3,611,276

(1)
At December 31, 2015, the weighted average remaining life, including extension options, of our term debt (excluding our revolving credit facility) was 4.5 years. For the $3.63 billion of term debt on which the interest rate was fixed under the terms of the loan or a swap, (i) the weighted average remaining life was 4.5 years, (ii) the weighted average remaining period during which interest was fixed was 2.6 years, (iii) the weighted average annual interest rate was 3.60% and (iv) including the non-cash amortization of deferred loan costs, the weighted average effective interest rate was 3.72%. Except as otherwise noted below, each loan (including our revolving credit facility) is secured by one or more separate collateral pools consisting of one or more properties, requiring monthly payments of interest only, with the outstanding principal due upon maturity.

(2)	Maturity dates include the effect of extension options.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan fees.

(4)	Borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest. The loan maturity was extended to March 1,2017 after year end.

(5)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(6)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(7)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization schedule.

(8)	Interest rate is fixed until March 1, 2018. Interest only until May 2016, with principal amortization thereafter based upon a 30-year amortization schedule.

(9)	$400.0 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%.

Unconsolidated Debt of our Funds (As of December 31, 2015, unaudited and in thousands)

Maturity Date	Principal Balance	Our Share of Principal		Effective Rate(1)	Swap Maturity Date

4/1/2016	$50,734	$12,305	(2)	5.67%	—
5/1/2018	325,000	222,980	(3)	2.35%	5/1/2017
	$375,734	$235,285

(1)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan fees.

(2)	Loan to one of our Funds, which is secured by one property and requires monthly payments of principal and interest.

(3)	Loan to one of our Funds, which is secured by six properties and requires monthly payments of interest only.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Office Portfolio Summary
Total Office Portfolio as of December 31, 2015

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket

Beverly Hills	9	1,860,658	12.0%	7,742,257	21.2%
Brentwood	14	1,672,849	10.8	3,356,126	49.8
Burbank	1	420,949	2.7	6,733,458	6.3
Century City	3	916,952	5.9	10,064,599	9.1
Honolulu	4	1,716,714	11.1	5,088,599	33.7
Olympic Corridor	5	1,098,078	7.1	3,294,672	33.3
Santa Monica	8	973,169	6.3	8,709,282	11.2
Sherman Oaks/Encino	13	3,602,988	23.2	6,171,530	58.4
Warner Center/Woodland Hills	3	2,856,447	18.4	7,203,647	39.7
Westwood	2	396,808	2.5	4,443,398	8.9
Total	62	15,515,612	100.0%	62,807,568	24.4%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of December 31, 2015

Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	96.9%	$72,958,596	$42.01	$3.50
Brentwood	97.6	61,316,440	38.51	3.21
Burbank	100.0	16,048,013	38.12	3.18
Century City	95.6	34,221,379	39.74	3.31
Honolulu(3)	86.8	48,756,698	33.43	2.79
Olympic Corridor	98.3	33,664,598	31.60	2.63
Santa Monica(4)	98.9	53,831,209	56.85	4.74
Sherman Oaks/Encino	93.7	106,665,105	32.63	2.72
Warner Center/Woodland Hills	84.4	63,828,878	27.93	2.33
Westwood	89.9	13,087,561	37.78	3.15
Total / Weighted Average	92.9	$504,378,477	36.07	3.01

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended December 31, 2015				$0.10
For the twelve months ended December 31, 2015				$0.20

_______________________________________________________________

(1)	Includes 263,980 square feet with respect to signed leases not yet commenced at December 31, 2015.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced at December 31, 2015).

(3)	Includes $2,830,631 of annualized rent attributable to a health club that we operate.

(4)	Includes $2,142,943 of annualized rent attributable to our corporate headquarters.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Office Tenant Diversification
Total Office Portfolio as of December 31, 2015

Percentage of Annualized Rent by Lease Size

Individual tenants paying 1% or more of aggregate Annualized Rent(1):

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(3)	3	3	2016-2019	580,812	3.7%	$21,668,290	4.3%
William Morris Endeavor(4)	1	1	2027	184,995	1.2	9,538,934	1.9
Equinox Fitness(5)	4	4	2018-2033	137,648	0.9	5,051,120	1.0
Total	8	8		903,455	5.8%	$36,258,344	7.2%

(1) Based on minimum base rent in leases expiring after December 31, 2015.
(2) Expiration dates are per leases. For tenants with multiple leases, the range presented reflects leases other than storage and similar leases.

(3) Includes a 150,000 square foot lease expiring in April 2016 (an existing subtenant has leased 101,000 square feet of this space commencing on expiration of the current lease and continuing until July 2023), a 10,000 square foot lease expiring in December 2017 and a 421,000 square foot lease expiring in September 2019.

(4) Tenant has an option to terminate this lease in December 2022.

(5) Includes a 44,000 square foot lease expiring in April 2018, a 33,000 square foot lease expiring in August 2019, a 31,000 square foot lease expiring in September 2027 and a 30,000 square foot lease expiring in April 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Office Lease Distribution
Total Office Portfolio as of December 31, 2015

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,371	51.3%	1,890,709		12.2%	$68,325,595	13.5%
2,501-10,000	979	36.6	4,693,731		30.3	164,380,712	32.6
10,001-20,000	214	8.0	2,922,250		18.8	104,794,566	20.8
20,001-40,000	82	3.1	2,140,420		13.8	79,063,838	15.7
40,001-100,000	23	0.8	1,325,548		8.5	50,317,064	10.0
Greater than 100,000	5	0.2	1,009,721		6.5	37,496,702	7.4
Subtotal	2,674	100.0%	13,982,379	(1)	90.1%	$504,378,477	100.0%
Signed leases not commenced			263,980		1.7
Available			1,108,883		7.2
Building Management Use			110,155		0.7
BOMA Adjustment(2)			50,215		0.3
Total	2,674	100.0%	15,515,612		100.0%	$504,378,477	100.0%

(1) Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,500 square feet.
(2) Represents square footage adjustments for leases that do not reflect BOMA remeasurement.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Office Industry Diversification
Total Office Portfolio as of December 31, 2015

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	534	18.4%
Financial Services	341	14.0
Entertainment	195	13.8
Real Estate	218	9.9
Health Services	363	8.8
Accounting & Consulting	314	8.5
Retail	189	6.6
Insurance	111	5.5
Technology	119	5.0
Public Administration	84	2.5
Advertising	70	2.4
Educational Services	32	2.0
Other	104	2.6
Total	2,674	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Office Lease Expirations
Total Office Portfolio as of December 31, 2015
(1) Average of the percentage of leases at December 31, 2012, 2013, 2014 with the same remaining duration as the leases for the labeled year had at December 31, 2015.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2015	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	54	212,200	1.4%	$6,464,041	1.3%	$30.46	$30.87
2016	481	1,587,578	10.2	53,824,009	10.7	33.90	34.67
2017	593	2,434,767	15.7	83,170,087	16.5	34.16	35.72
2018	477	2,018,603	13.0	77,324,395	15.3	38.31	41.10
2019	319	1,851,426	11.9	65,908,119	13.1	35.60	39.07
2020	324	1,825,590	11.8	65,355,736	12.9	35.80	40.65
2021	176	1,285,793	8.3	46,786,556	9.3	36.39	42.27
2022	76	650,609	4.2	23,702,550	4.7	36.43	43.12
2023	64	836,682	5.4	28,307,855	5.6	33.83	42.60
2024	47	340,768	2.2	12,447,915	2.5	36.53	46.21
2025	31	349,908	2.2	14,803,378	2.9	42.31	54.98
Thereafter	32	588,455	3.8	26,283,836	5.2	44.67	63.98
Subtotal/Weighted Average	2,674	13,982,379	90.1	504,378,477	100.0	36.07	40.68
Signed leases not commenced		263,980	1.7
Available		1,108,883	7.2
Building Management Use		110,155	0.7
BOMA Adjustment(3)		50,215	0.3
Total/Weighted Average	2,674	15,515,612	100.0%	$504,378,477	100.0%	36.07	40.68

___________________________________________________

(1)	Represents annualized rent at December 31, 2015 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Office Quarterly Lease Expirations - Next Four Quarters
Total Office Portfolio as of December 31, 2015

	Q1 2016	Q2 2016	Q3 2016	Q4 2016

Expiring Square Feet(1)	277,514	399,250	372,780	538,034
Percentage of Portfolio	1.8%	2.6%	2.4%	3.5%
Expiring Rent per Square Foot(2)	$32.95	$36.29	$34.20	$34.67

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q1 2016	Q2 2016	Q3 2016	Q4 2016

Beverly Hills	Expiring SF(1)	13,498	43,845	24,632	33,236
	Expiring Rent per SF(2)	$34.54	$41.30	$42.24	$38.25
Brentwood	Expiring SF(1)	26,215	58,682	74,921	48,112
	Expiring Rent per SF(2)	$33.22	$37.77	$34.98	$39.25
Century City	Expiring SF(1)	30,386	9,236	49,720	56,454
	Expiring Rent per SF(2)	$41.75	$34.23	$36.72	$37.67
Honolulu	Expiring SF(1)	31,443	29,564	34,606	66,794
	Expiring Rent per SF(2)	$31.33	$34.45	$31.90	$34.30
Olympic Corridor	Expiring SF(1)	23,210	6,541	34,366	77,587
	Expiring Rent per SF(2)	$31.84	$30.58	$31.33	$30.33
Santa Monica	Expiring SF(1)	4,581	21,867	11,343	7,309
	Expiring Rent per SF(2)	$64.29	$48.34	$40.17	$64.82
Sherman Oaks/Encino	Expiring SF(1)	52,050	183,388	103,304	189,794
	Expiring Rent per SF(2)	$31.81	$35.53	$32.83	$33.69
Warner Center/Woodland Hills	Expiring SF(1)	92,838	36,003	30,048	55,357
	Expiring Rent per SF(2)	$29.56	$27.73	$28.49	$31.23
Westwood	Expiring SF(1)	3,293	10,124	9,840	3,391
	Expiring Rent per SF(2)	$36.72	$35.33	$38.29	$36.97

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of December 31, 2015, other than 212,200 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Office Leasing Activity
Total Office Portfolio during the three months ended December 31, 2015

		Rentable Square feet	Percentage

Net Absorption During Quarter		12,517	0.08%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)

New leases	78	232,153	64
Renewal leases	89	401,943	52
All leases	167	634,096	57

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(1)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases executed during the quarter	$43.90	$45.85	N/A
Prior leases for the same space	$34.21	$35.67	$38.92
Percentage change	28.3%	28.6%	12.8%	(2)

Average Office Lease Transaction Costs (Per Square Foot)(3)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$33.14	$6.18
Renewal leases signed during the quarter	$12.11	$2.78
All leases signed during the quarter	$19.81	$4.19

________________________________________________________________

(1)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and leases on space where the prior lease was terminated more than a year before execution of the new lease.

(2)
The percentage change for expiring cash rent represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space.

(3)	Represents the weighted average of tenant improvements and leasing commissions.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

10960 WILSHIRE
EXISTING DEI
10940 WILSHIRE
10880 WILSHIRE
Oppenheimer Tower
EXISTING DEI
1100 GLENDON

We are currently under contract to purchase a portfolio of four Class A multi-tenant office properties in Westwood.

Buildings in Portfolio	10960 Wilshire Boulevard, 10940 Wilshire Boulevard, 10880 Wilshire Boulevard and 1100 Glendon Avenue
Square Footage	Approximately 1,720,000 square feet
Percent Leased	Approximately 89%
Our Post Acquisition Market Share	74% of the Wilshire Westwood Corridor Class A market (pictured above)
Contract Price	$1.34 Billion	$779 per square foot
Expected Portfolio Debt	New $580 million non-recourse, mortgage loan (43% of purchase price). Under applicable consolidation standards, we expect the entire loan amount to be reflected on our balance sheet.
Expected Structure	The portfolio will be owned by an institutional joint venture managed by us.
DEI Ownership
Because the seller decided not to sell its West Los Angeles assets in a single multi-billion dollar transaction, we may choose to retain more than 20% of this portfolio depending on our assessment of other opportunities to deploy our capital in the near term.

Consolidation	We expect to report the joint venture’s financial results as part of our consolidated financial statements.
FFO and AFFO	The acquisition will be accretive to our FFO and AFFO in 2016.
Target Closing Date	First Quarter 2016 (subject to customary closing conditions).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Multifamily Portfolio Summary
as of December 31, 2015

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,566	47
Santa Monica	2	820	25
Total	10	3,336	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.2%	$27,715,836	$2,452
Honolulu	99.1	33,089,676	1,777
Santa Monica(1)	98.5	25,965,084	2,678
Total / Weighted Average	99.0%	$86,770,596	2,190

Recurring Multifamily Capital Expenditures per Unit

For the three months ended December 31, 2015	$148

For the twelve months ended December 31, 2015	$472

________________________________________________________________

(1)	Excludes 10,013 square feet of ancillary retail space generating annualized rent of $254,880.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Potential Office Portfolio Acquisition

Multifamily Development Projects
Rendering of our Moanalua Hillside Apartments, Honolulu Hawaii development, including the new entry and common area facilities, the new 8 story buildings and re-skinned existing 4 and 6 story buildings.

We are currently working on two multi-family development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units	Estimated Cost (1)	Anticipated Completion of Construction
500	$120 million	Late 2017
Our Moanalua Hillside apartment community currently includes 696 apartment units located on 28 acres near downtown Honolulu and key military bases. The development project would add 500 new units. In addition, we plan to improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.

The Landmark, Brentwood, California
Projected Units	Estimated Cost(1)	Anticipated Start of Construction	Anticipated Construction Period
376	$120 - $140 million	2017	18-24 months
The Landmark would be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning oceans views and luxury amenities. Present plans call for a 34 story, 376 unit tower located on a site currently housing a supermarket. However, the process in Los Angeles often results in significant changes in development plans and/or unanticipated delays.

_____________________________________________________________________________

(1)	Does not include the cost of the land which we already own. For The Landmark, the cost of the existing underground parking garage is also not included.
NOTES:

(1)	All figures are only estimates, as development in our markets is long and complex and subject to inherent uncertainties.

(2)	Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2016 OUTLOOK

Metric	2016 Guidance
Funds From Operations (FFO)	$1.70 to $1.78 per share
Adjusted Funds From Operations (AFFO)	$1.33 to $1.41 per share

Although not exhaustive, the following list is representative of certain of the assumptions we used in proving this guidance:

Metric	Commentary	Assumption Range
Average Office Occupancy	Based on our total office portfolio, and reflects the impact of the potential acquisition of the Westwood portfolio.	90% to 91.5%
Residential Leased Rate	We manage our apartment portfolio to be fully leased as a result of supply constraints and rent control in our markets.	Essentially Fully Leased
Same Property[1] Cash NOI	Includes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase 4% to 5%
Core Same Property[1] Cash NOI	Excludes fees from early lease terminations and prior year CAM reconciliations.	Year over Year Increase 5% to 6%
Revenue from Above/Below Market Leases[2]		$12.5 to $15.5 Million
Straight-Line Revenue[2]		$13 to $16 Million
G&A		$32 to $35 Million
Interest Expense[2]		$135 to $139 Million
Weighted Average Fully Diluted Shares	Range based on variations in average stock price; does not assume any new stock offerings.	178 to 179 Million
Other Income (net)
Other Income in the first quarter of 2015 included a one time, $6.6 million non-cash item, relating to a ground lease acquisition. Excluding the impact of any special items, we assume that 2016 Other Income (net of Other Expense) will be approximately $2 million.

Acquisitions/ Dispositions	Assumes the acquisition of four office buildings in Westwood by a consolidated joint venture, but does not include any impact (including related costs) of any other acquisitions or dispositions.
(1) Our same properties for 2016 include all of our consolidated properties other than (i) a 227,000 square foot office property that we acquired in 2015, (ii) a 696 unit multifamily property in Honolulu where we expect to add an additional 500 units, (iii) a 661,000 square foot office property which included a 35,000 square foot gym undergoing a repositioning, (iv) four office properties totaling approximately 1.7 million square feet which we expect to acquire during the first quarter of 2016 and (v) a 79,000 square foot office property in Honolulu undergoing a repositioning which is owned by a joint venture in which we own a two thirds interest.
(2) Includes an estimate of 100% (not our pro rata share) of the impact from the Westwood portfolio.

Except as disclosed, our guidance does not include the impact from possible future property acquisitions or dispositions, including acquisition and disposition costs, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Only a few of our assumptions underlying our guidance are noted above, and our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense; and adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and our ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs AFFO. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date (does not include 263,980 square feet with respect to signed leases not yet commenced at December 31, 2015).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent recovered from insurance.

Average Occupancy Rates: Calculated by averaging the occupancy rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the occupancy rates for all the quarters in the respective reported period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Diluted Shares:  We include common stock and other convertible equity instruments, but not units in our Operating Partnership, in calculating diluted shares.

Fully Diluted Shares:  We include common stock and other convertible equity instruments, as well as units in our Operating Partnership, in calculating fully diluted shares

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments attributable to consolidated joint ventures and investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs FFO.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

GAAP: Refers to accounting principles generally accepted in the United States.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expenses attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
GAAP basis NOI: is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

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Definitions

•	Cash basis NOI: is calculated by excluding from the GAAP basis NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.

 We provide NOI as a supplemental performance measure because, by excluding the adjustments listed above, some investors use it to identify trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of December 31, 2015.

Properties Owned:  Our "Consolidated Portfolio" includes all of the properties included in our consolidated results. We own 100% of these properties, except for a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Recurring Capital Expenditures: Building improvements and leasing costs required to maintain current revenues once a property has been stabilized, generally excluding capital expenditures and leasing costs for items such as acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on the BOMA remeasurement.  At December 31, 2015, total consists of 14,246,359 leased square feet (including 263,980 square feet with respect to signed leases not commenced), 1,108,883 available square feet, 110,155 building management use square feet and 50,215 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared.  We excluded from our same property set for this quarter any properties (i) acquired on or after January 1, 2014; (ii) sold, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2014; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on or after January 1, 2014. Our same properties for 2015 include all of our consolidated properties other than (i) a 216,000 square foot office property we acquired in October 2014, (ii) a 468 unit multifamily property in Honolulu we acquired in December 2014, (iii) a 227,000 square foot office property we acquired in March 2015, (iv) a 413,000 square foot office property which included a 35,000 square foot store on which we expect to develop a residential tower and (v) a 79,000 square foot office property in Honolulu (a joint venture in which we own a 66.67% interest) which is undergoing a repositioning.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of December 31, 2015, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

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